UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2021

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Autoscope Technologies Corporation

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	86-3685595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Spruce Tree Centre, Suite 400, 1600 University Avenue West, St. Paul, Minnesota	55104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 438-2363

(Former name or former address, if changed since last report.)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AATC	The Nasdaq Capital Market
Preferred Stock Purchase Rights	AATC	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 17, 2021, Paul F. Lidsky tendered his resignation, effective December 31, 2021, from the Boards of Directors of Autoscope Technologies Corporation ("AATC") and Image Sensing Systems, Inc., which is a wholly-owned subsidiary of AATC ("ISNS") (AATC and ISNS are collectively referred to as the "Company").  Mr. Lidsky stated he had no disagreements with the Boards or management.  Mr. Lidsky has served on the Board of Directors since 2013.

(e) On November 15, 2021, the Board of Directors of ISNS approved a 2021 compensation plan (the “2021 Plan”) for Frank G. Hallowell, the Chief Financial Officer of AATC and ISNS.  Under the 2021 Plan, Mr. Hallowell’s base salary will increase from $235,000 to $245,000.  The increase in base salary is retroactive to September 1, 2021.  In addition, the 2021 Plan includes a target cash bonus for Mr. Hallowell if the Company achieves performance criteria for 2021 set by the Board of Directors of ISNS.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2021	Autoscope Technologies Corporation

	By:	/s/ Frank G. Hallowell
Frank G. Hallowell
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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